Exhibit 99.1

(1)          On July 26, 2012, Verizon Telematics Inc., a Delaware corporation (“Merger Sub”), merged with and into Hughes Telematics, Inc., a Delaware corporation (the “Issuer”) pursuant to an Agreement and Plan of Merger dated June 1, 2012 (the “Merger Agreement”) among the Issuer, Merger Sub and Verizon Communications Inc., a Delaware corporation (“Verizon”).  Upon the closing of the Merger Agreement on July 26, 2012 and the merger of Merger Sub with and into the Issuer (the “Merger”), the separate corporate existence of Merger Sub ceased, and the Issuer continued as the surviving corporation and a wholly-owned subsidiary of Verizon.  Upon the consummation of the Merger, all of the Issuer’s common stock owned of record by Communications Investors LLC (“Communications Investors”), PLASE HT, LLC (“PLASE”) and Apollo Management V, L.P. (“Management V”) that were not currently in escrow, consisting of an aggregate of 19,117,633 shares, were converted into the right to receive $12.00 in cash per share.  An aggregate of 43,551,064 outstanding shares of the Issuer’s common stock that were held of record by Communications Investors and PLASE, but were held in escrow as of July 26, 2012, were canceled without any consideration being paid for such shares.  In addition, the outstanding warrant for the purchase of 3,000,000 shares of common stock of the Issuer that was held of record by PLASE was canceled and converted into the right to receive an amount in cash equal to the sum of $12.00 minus the exercise price per share of the warrant, multiplied by the number of shares that were available to be purchased under the warrant.

Certain of the shares of the Issuer’s common stock were held by Communications Investors as a fiduciary for Apollo German Partners V GmbH & Co. KG (“German V”) with respect to German V’s investment in the Issuer.  Apollo Investment Fund V (PLASE), L.P. (“AIF V PLASE”) has been delegated management authority over PLASE, including the authority to make investment decisions and vote the securities held by PLASE.  Apollo Verwaltungs V GmbH (“Apollo German GP”) is the general partner of German V.  Apollo Management V, L.P. (“Management V”) is the manager of each of Communications Investors and AIF V (PLASE), and is a special limited partner of German V and the sole shareholder of Apollo German GP.  Apollo Advisors V, L.P. (“Advisors V”) is the general partner of AIF V (PLASE) and a special limited partner of German V.  AIF V Management LLC (“AIF V Management”) is the general partner of Management V.  Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF V Management.  Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP.  Apollo Management Holdings GP, LLC (“Holdings GP”) is the general partner of Management Holdings.  Apollo Capital Management V, Inc. (“Capital Management V”) is the general partner of Advisors V.  Apollo Principal Holdings I, L.P. (“Apollo Principal”) is the sole stockholder of Capital Management V.  Apollo Principal Holdings I GP, LLC (“Apollo Principal GP”) is the general partner of Apollo Principal.  Leon Black, Joshua Harris and Marc Rowan are the managers as well as principal executive officers of Holdings GP, and the managers of Apollo Principal GP.  Each of Communications Investors, PLASE, AIF V (PLASE), German V, Management V, AIF V Management, Advisors V, Capital Management V, Apollo German GP, Apollo Management, Management GP, Management Holdings, Holdings GP, Apollo Principal, Apollo Principal GP and Messrs. Black, Harris and Rowan disclaims beneficial ownership of the shares of common stock of the Issuer included in the amount reported herein, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The principal address of each of Communications Investors, PLASE, AIF V (PLASE), Advisors V, Capital Management V, Apollo Principal and Apollo Principal GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The principal address of German V and Apollo German GP is Eschenheimer Anlage 1, 60316 Frankfurt, Germany.  The principal address of each of Management V, AIF V Management, Apollo Management, Management GP, Management Holdings and Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.